Exhibit (n)


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Initial Registration Statement of Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund on Form N-2 filed by the Fund under the Investment Company Act of 1940, as amended (the "1940 Act") (Registration No. 811-21519) of our report dated April 16, 2004, relating to the financial statements of Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund as of April 12, 2004 in the Statement of Additional Information which is part of such registration statement.

We also consent to the references to our Firm under the heading "Independent auditors" in the Prospectus and Statement of Additional Information.

/s/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Boston, Massachusetts

May 18, 2004